                                                                       Exhibit 4

                                 FPA CORPORATION

                        1992 INCENTIVE STOCK OPTION PLAN
                    (as amended effective December 11, 1998)


         1. Purpose. The purpose of the 1992 Incentive Stock Option Plan (the "Plan") is to provide an incentive to selected officers and key employees of FPA Corporation and its subsidiaries (the "Company") to acquire a proprietary interest in the Company, to continue as officers and employees and to increase their efforts on behalf of the Company.

         2. The Plan. The Plan shall consist of options to acquire shares of Common Stock, par value $0.10 per share, of the Company (the "Shares"), intended to qualify as incentive stock options ("Options") within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         3.       Administration.

                  (a) The Plan shall be administered by a Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall consist of three
                           (3) or more members of the Board who are not eligible to participate in the Plan while serving on the Committee and shall not have been, at any time within one (1) year prior to appointment to the Committee, eligible for selection as a person to whom an option under the Plan may be granted pursuant to the Plan or any other Plan of the Company and shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor rule or regulation.

                  (b) The Committee may exercise such power and authority as may be necessary for the Committee to carry out its functions as described in the Plan. It shall have plenary authority in its discretion, subject only to the express provisions of the Plan and of Code
                           Section 422:

                           (i) to determine which of the eligible persons shall be granted options ("Grantees") and the number and terms of the Options to be granted to each. In making any determination, the Committee shall consider the position and responsibilities of the proposed Grantee being considered, the nature and value to the Company of his or her services and accomplishments, his or her present and potential contribution to the success of the Company and such other factors as the Committee may deem relevant;

                           (ii)    to determine the dates of grant of Options;

                           (iii) to prescribe the form of the instruments evidencing any Options granted under the Plan;

                           (iv) to interpret the Plan and determine the terms and provisions of the evidencing the Options and to make all other determinations necessary for Plan administration;

                           (v) to adopt, amend and rescind rules and regulations for the administration of the Plan and for its own acts and proceedings;

                           (vi) to decide all questions and settle all controversies and disputes of general applicability which may arise in connection with the Plan; and

                           (vii)   to amend the terms of the Plan as provided in
                                   Section 9.

         All decisions, determinations and interpretations with respect to the foregoing matters shall be made by the Committee and shall be final and binding upon all persons. Acts of a majority of the members of the Committee present at any meeting at which a quorum is present or acts approved in writing by all of the members of the Committee shall be deemed to be acts of the Committee.

         No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any grant of an Option under it.

                  4. Effectiveness and Termination of Plan. This Plan shall become effective as of the date of adoption thereof by the Board, subject to approval of this Plan by the stockholders of the Company. Any Option outstanding under this Plan at the time of termination of the Plan shall remain in effect in accordance with its terms and conditions and those of the Plan. This Plan shall terminate on the earliest of:

                           (a) the tenth anniversary of the effective date as determined under this Section 4; or

                           (b) the date when all Shares reserved for issuance under the Plan shall have been acquired through exercise of Options granted under the Plan; or

                           (c)     such earlier date as the Board may determine.

                  5. Shares Subject to the Plan. The aggregate number of Shares which may be subject to Options granted under the Plan shall be One Million Two Hundred Ten Thousand (1,210,000) or the number and kinds of Shares or other securities which shall be substituted for the Shares or to which such Shares shall be changed as provided in Section 8. The Shares deliverable upon the exercise of an option under the Plan may be made available from unissued Shares not reserved for any other purpose or Shares reacquired by the Company. Prior to termination of the Plan under Section 4 hereof, all or any Shares subjected under this Plan to an Option which, for any reason, terminates unexercised as to such Shares, may again be subjected to an Option under the Plan.

                  6. Option Agreement. Each Grantee shall enter into a written agreement with the Company, which shall contain such provisions, consistent with the Plan, as may be established at any time or from time to time by the Committee. No Grantee shall have the right in any Option unless, and until, a written option agreement is entered into with the Company.

                  7. Grant, Terms and Conditions of Incentive Stock Options. Options may be granted by the Committee at any time and from time to time prior to the termination of the Plan. Except as hereinafter provided, Options granted pursuant to the Plan shall be evidenced by a written agreement with the Company in such form as the Committee shall from time to time approve, which agreements shall comply and be subject to the following terms and conditions:

                           (a) Grantees. The Grantees shall be such officers or key employees of the Company as determined by the Committee. No person shall be eligible for the grant of an Option who owns, or would own immediately before the grant of such Option, directly or indirectly, Shares possessing more than ten percent (10%) of the total combined voting power of all classes of Shares of the Company, as defined in Code section 422 ("10% Shareholder"). The
                                   immediately preceding sentence of this
                                   Section 7(a) shall not apply if, at the time such Option is granted, the Option price is at least one hundred ten percent (110%) of fair market value and the Option is not, by its terms, exercisable after the expiration of five (5) years from the date of grant.

                           (b) Purchase Price. The purchase price of Shares upon exercise of an Option shall be no less than the fair market value of the Shares, without regard to any restriction, on the date of grant of an Option; provided, however, if an Option is granted to a 10% Shareholder, the purchase price shall be no less than 110% of the fair market value of the Shares, without regard to any restriction, on the date of grant of an Option to such individual. The fair market value of the Shares on the date of grant shall be: (i) if the Shares are listed on a national securities exchange, the closing price of the Shares on such date; provided, however, if on such date the Shares were traded on more than one national securities exchange, then the closing price on the exchange on which the greatest volume of Shares were traded on such day; (ii) if the Shares are not listed on a national securities exchange and are traded over-the-counter, the last sale price of the Shares on such date as reported by NASDAQ or, if not reported by NASDAQ, the average of the closing bid and asked prices for the Shares on such date; and (iii) if the Shares are neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Committee shall in good faith determine. If the Shares are listed on a national securities exchange or are traded over-the-counter but are not traded on the date of grant, then the price shall be determined by the Committee by applying the principles contained in Proposed Treasury Regulation section 1.422A-2(e) and Treasury Regulation section 20.2031-2 or successor provisions thereto. The fair market value of the Share shall be determined by, and in accordance with, procedures to be established by the Committee, whose determination shall be final.

                           (c) Payment for Shares. The purchase price for Shares upon exercise of an Option shall be paid in full in United States dollars in cash or by check at the time of purchase; provided, however, that at the discretion of the Committee, the purchase price may be paid with (i) Shares of the Company already owned by, and in possession of, the Grantee; or
                                   (ii) any combination of United States dollars or Shares of the Company. Shares of the Company used to satisfy the exercise price of an Option shall be valued as of the date of exercise at their fair market value determined in accordance with the rules set forth in Section 7(b) hereof. The purchase price shall not be subject to adjustment, except as provided in Section 8 hereof.

                           (d) Limitation. Notwithstanding any provision contained herein to the contrary, the aggregate fair market value (determined at the time an Option is granted) of Shares for which Options are exercisable for the first time under the terms of the Plan by a Grantee during any calendar year (under all plans of the Company defined in Code section 425) is limited to $100,000; provided, however, should a Grantee have unexercised Options which are exercisable (without the application of such limitation) when he or she terminates employment, any Option exercised in excess of such limitation shall be treated as a Nonqualified Option. The value of Shares for which Options may be granted to a Grantee in a year may, however, exceed $100,000.

                           (e) Duration and Exercise of Options. Options may be exercisable for terms of up to but not exceeding ten years from the date the particular Option is granted; provided, however, the Options granted to a 10% Shareholder may be exercisable for a term of up to but not exceeding five years from the date the particular Option is granted. Subject to the foregoing, Options shall be exercisable at such time and in such amounts (up to the full amount thereof) as may be determined separately in each instance by the Committee at the time of the grant. If an Option granted under the Plan is exercisable in installments, the Committee shall determine what events, if any, will make it subject to acceleration. During his or her lifetime, only the Grantee may exercise an Option.

                           (f)     Termination of Employment. Upon the
                                   termination of Grantee's employment, his or her rights to exercise an Option held by such Grantee shall be only as follows:

                                   (i)     Retirement or Disability. If the
                                           Grantee's employment is terminated
                                           because he or she has attained the
                                           age which the Company may from time
                                           to time establish as the retirement
                                           age for any class of its employees
                                           or, with the approval of the
                                           Committee, because of Permanent
                                           disability as defined in Code section
                                           22(e)(3), he or she may, within three
                                           months following such termination,
                                           exercise the Option with respect to
                                           all or any part of the Shares subject
                                           thereto in which his or her right
                                           to-purchase such Shares had accrued
                                           or vested at the time of termination
                                           of employment. However, if he or she
                                           dies before the end of the
                                           three-month period after the
                                           termination of his or her employment,
                                           his or her estate (as defined below
                                           in Section 7(f)(ii) hereof) shall
                                           have the right, subject to the
                                           procedures set forth below, to
                                           exercise such Option within one year
                                           following such termination.

                                   (ii)    Death. If a Grantee's employment is
                                           terminated by death, his or her
                                           estate shall have the right for a
                                           period of one year following the date
                                           of such death to exercise the Option
                                           to the extent that the right to
                                           exercise had accrued or vested prior
                                           to the date of his or her death. A
                                           Grantee's "estate" shall mean his or
                                           her legal representative upon his or
                                           her death or any person who acquires
                                           the right to exercise an Option by
                                           reason of the Grantee's death. The
                                           Committee may in its discretion
                                           require the estate of a Grantee to
                                           supply the Committee with written
                                           notice of the Grantee's death and a
                                           copy of the will or such other
                                           evidences as the Committee deems
                                           necessary to
                                           establish the validity of the
                                           transfer of an Option. The Committee
                                           may also require that the estate of a
                                           Grantee agrees to be bound by all of
                                           the terms and conditions of the Plan.

                                   (iii) Cause. If the employment of a Grantee is terminated for "Cause" (as defined below), his or her right under any then outstanding Option shall terminate at the time of such termination of employment. As used in this subsection (iii) of this Section 7(f), in the case of any Grantee not subject to a written employment agreement, "Cause" shall mean any willful or intentional act which is intended to have the effect of injuring the reputation, business or business relationships of the
                                           Company. In the case of a Grantee
                                           subject to a written employment
                                           agreement, "Cause" shall mean any
                                           action giving the Company the right
                                           to terminate such person's employment
                                           agreement for Cause.

                                   (iv)    Other Reasons. In the case of a
                                           Grantee whose employment is
                                           terminated for any reason other than
                                           those provided above under
                                           "Retirement or Disability," "Death,"
                                           or "Cause," the Grantee may, within
                                           the three-month period following such
                                           termination, exercise the Option to
                                           the extent that the right to exercise
                                           had accrued or vested prior to such
                                           termination. However, if he or she
                                           dies prior to the end of the
                                           three-month period after termination
                                           of his or her employment, his or her
                                           estate (as defined above in Section
                                           7(f)(ii) hereof) shall have the
                                           right, subject to the procedures set
                                           forth above, to exercise such Option
                                           within one year following such
                                           termination. Thereafter, all rights
                                           of such Grantee in the Option and the
                                           Shares issuable upon exercise of the
                                           Option shall immediately cease.

                           (g) Non-Transferability of Option. No Options shall be transferable unless transferred by will or the laws of descent and distribution and shall be exercisable during the Grantee's lifetime only by the Grantee or the Grantee's guardian or legal representative.

                           (h) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, including amending the terms of an Option at any time to include provisions that have the effect of changing the Option to a Nonqualified Stock Option, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Grantee, impair any rights or alter any obligations under any Option theretofore granted under the Plan, nor shall any modification be made which shall adversely affect the status of an Option as an incentive stock option under Code section 422.

                           (i) Other Terms and Conditions. Options may contain such other provisions not inconsistent with any of the foregoing terms as the Committee shall deem appropriate.

         8.       Adjustment for Changes in the Shares.

                  (a) In the event the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind or shares of stock or other securities of the Company or of another corporation (whether by reason of, merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares or otherwise), then there shall be substituted for or added to each Share theretofore appropriated or thereafter subject or which may become subject to an Option under this Plan, the number and kind of Shares or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled, as the case may be. Outstanding Options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding Shares, or of any share or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, then, if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination.

                  (b) Fractional Shares resulting from any adjustment in Options pursuant to this Section 8 may be settled in cash or otherwise as the Committee or Board shall determine. Notice of any adjustment shall be given by the Company to each holder of an Option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

                  (c) Notwithstanding Section 8(a) hereof, the Board shall have the power, in the event of the disposition of all or substantially all of the assets of the Company, or the dissolution of the Company, or the merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any other corporation into the Company, or the making of a tender offer to purchase all or a substantial portion of the Shares of the Company, to amend all outstanding Options (upon such conditions as it shall deem appropriate) to (i) permit the exercise of all such Options prior to the effectiveness of any such transaction and to terminate such Options as of such effectiveness, or
                           (ii) require the forfeiture of all Options, provided the Company pays to the Grantee the excess of the fair market value of the Shares in which the Grantee's rights have not become vested at such date over the purchase price, or (iii) make such other provisions as the Board shall deem equitable.

         9. Amendment of the Plan. The Board may amend the Plan, may correct any defect or supply any omissions or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem desirable to carry the Plan into effect without action on the pail of the stockholders of the Company; provided, however that, except as provided in Section 8 hereof and this Section 9, without prior approval by the stockholders of the Company: (i) the total number of Shares subject to the Plan shall not be increased; (ii) no Option shall be exercisable more than ten years after the date it is granted; (iii) the expiration date of the Plan shall not be extended; (iv) the Board may not transfer the administration of the Plan to any person who is not a "disinterested person" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and as amended from time to time; and (v) no amendment shall be of any force and effect which shall decrease the price at which Options may be granted, permit the modification of any outstanding Option, increase the number of Shares to be received on exercise of an Option, or materially modify the requirements as to eligibility for participation in the Plan.

         10. Interpretation and Construction. The interpretation and construction of any provision of the Plan by the Committee shall be final, binding and conclusive for all purposes.

         11. Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to this Plan will be used for general Company purposes.

         12. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Grantee to exercise the Option.

         13. (a) Plan Not a Contract of Employment. The Plan is not a contract of employment, and the terms of employment of any Grantee shall not be affected in any way by the Plan or related instruments except as specifically provided herein. The establishment of the Plan shall not be construed as conferring any legal rights upon any Grantee for a continuance of employment, nor shall it interfere with the right of the Company to discharge any Grantee and to treat him or her without regard to the effect which such treatment might have upon him as a Grantee.

                  (b) No Stockholder Rights for Grantee. A Grantee shall have no rights as a stockholder with respect to the Shares covered by options granted hereunder until the date of the issuance of a stock certificate therefor, and no adjustment will be made for dividend distributions or other rights for which the record date is prior to the date such certificate is issued.

                  (c) Expense of the Plan. All of the expenses of administering the Plan shall be paid by the Company.

         14. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares to be delivered pursuant to the exercise of an Option unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations or governmental authority and the requirements of any exchange upon which Shares are traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulations or requirement. The Committee may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations and requirements, such representations as the Committee, in its sole discretion, deems necessary or desirable. Each Option shall be subject to the further requirement that if at any time the Board shall determine in its discretion that the listing or Qualification of the Shares subject to such Option, under any securities exchange or association requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of such Option or the issue of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

         15. Governing Law. Except to the extent preempted by federal law, this Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

         16. Tax Withholding. The Company shall be entitled to deduct from other compensation payable to each holder any sums required by federal, state or local tax law to be withheld with respect to the grant or exercise of an Option or the sale of Shares. Alternatively, the Company may require the holder or other person exercising such Option to pay such sums to the employer corporation or to the Internal Revenue Service (the "IRS"). If the holder or other person exercising the Option elects to pay such sums directly, written notice of that election shall be delivered prior to or concurrently with such the Option exercise and, whether pursuant to such election or pursuant to a requirement imposed by the Company, payment in cash or by check of such sums for taxes, as the Company may determine, shall be delivered within ten (10) days after the date of exercise. The Company shall not be obligated to issue the Shares until such payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of such exercise is, in the judgment of the Company, sufficient to cover all such sums due with respect to such exercise. The Company is not under any obligation to advise a holder of the existence of the tax or the amount which the employer corporation will be so required to withhold.